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                                  EXHIBIT 24.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 2001, except for Note 13, as to which the date is March 23, 2001, on our audits of the financial statements of Precis, Inc.


MURRELL, HALL, McINTOSH & CO., PLLP.

Norman, Oklahoma
February 25, 2002